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                   BlackRock Enhanced Global Dividend Trust

                              File No. 811-21729

Sub-Item No. 77Q1(a): Copies of material amendments to Registrant's charter or by-laws

   Attached please find as an exhibit under Sub-Item 77Q1(a) of Form N-SAR, a copy of the Registrant's Certificate of Amendment to the Registrant's Certificate of Trust relating to the Registrant's name change on June 12, 2017 and filed with the Secretary of the State of Delaware.

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                           CERTIFICATE OF AMENDMENT

                                      TO

                             CERTIFICATE OF TRUST

                                      OF

                  BLACKROCK GLOBAL OPPORTUNITIES EQUITY TRUST

       1. The name of the statutory trust is BlackRock Global Opportunities Equity Trust.

       2. Pursuant to this Certificate of Amendment, the name of the statutory trust will be changed to "BlackRock Enhanced Global Dividend Trust." To effect this change, Article 1 of the Certificate of Trust is hereby amended in its entirety to read as follows:

       1. The name of the statutory trust is BlackRock Enhanced Global Dividend Trust (the "Trust").

       3. This Certificate of Amendment shall be effective as of June 12, 2017.

       IN WITNESS WHEREOF, this Certificate of Amendment has been duly executed this 31st day of May, 2017.

                                                  /s/ John M. Perlowski
                                                  ------------------------------
                                                  John M. Perlowski
                                                  As Trustee and not
                                                  Individually